                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Yorkshire Power Group Limited on Form S-4 of our report dated June 10, 1998, appearing in the Prospectus, which is part of this Registration Statement and of our report dated June 10, 1998 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the captions "Selected Consolidated Financial Data" and "Experts".

Deloitte & Touche LLP

Columbus, Ohio
July 21, 1998